EXHIBIT 11

Computation of weighted average number of shares of common stock
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

                                                        For the three months ended March
                                                        --------------------------------
                                                                 (in thousands)

                                                                1996        1997
                                                              ------      ------
Shares outstanding at beginning of period...............      11,000      14,989

Weighted average shares issued .........................         396           8

Incremental shares of common stock
  outstanding giving effect to stock
  options and warrant ..................................       1,174         208
                                                              ------      ------
                                                              12,570      15,205
                                                              ======      ======

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